                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  March 26, 1998



                                Shiva Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                  Massachusetts
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



        0-24918                                           04-2889151
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


     28 Crosby Drive, Bedford, Massachusetts                01730
     --------------------------------------------------------------
     (Address of principal executive offices)            (Zip Code)




       Registrant's telephone number, including area code: (781) 687-1000

         The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated April 9, 1998 to read in its entirety as follows:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  Report of KPMG, Toronto, Canada, Chartered Accountants

                  Isolation Systems Limited
                  Consolidated Balance Sheets as at August 31, 1997 and 1996

                  Isolation Systems Limited
                  Consolidated Statements of Earnings and Deficit for the years ended August 31, 1997 and 1996

                  Isolation Systems Limited
                  Consolidated Statements of Changes in Financial Position for the years ended August 31, 1997 and 1996

                  Isolation Systems Limited
                  Notes to Consolidated Financial Statements

         (b)      Pro Forma Financial Information

                  Pro Forma Condensed Statement of Operations for the year ended January 3, 1998

         (c)      Exhibits

                  Item No.         Description
                  --------         -----------

                  *2. Asset Purchase Agreement Between Shiva Corporation and Isolation Systems Limited dated as of February 18, 1998

                  23.              Consent of KPMG




*Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SHIVA CORPORATION

                                  By: /s/ Robert P. Cirrone
                                      ------------------------------------------
Dated:  June 8, 1998                  Robert P. Cirrone
                                      Senior Vice President, Finance and
                                      Administration and Chief Financial Officer

                                AUDITORS' REPORT


The Board of Directors of Isolation Systems Limited

We have audited the consolidated balance sheets of Isolation Systems Limited as at August 31, 1997 and 1996 and the consolidated statements of earnings and deficit and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at August 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles in Canada.


/s/ KPMG

KPMG
Chartered Accountants


Toronto, Canada
October 3, 1997 (except as to Note 10 which is
                 as of March 26, 1998)

ISOLATION SYSTEMS LIMITED
CONSOLIDATED BALANCE SHEETS
(in Canadian dollars)

AUGUST 31, 1997 AND 1996

==================================================================================================
                                                                     1997                  1996
--------------------------------------------------------------------------------------------------
ASSETS
Current assets:
      Cash                                                       $  1,401,429          $        --
      Accounts receivable                                             483,521               64,832
      Investment tax credits receivable                               546,630              282,258
      Inventory                                                       131,932              149,909
      Prepaid expenses                                                 49,005                5,525
--------------------------------------------------------------------------------------------------
                                                                    2,612,517              502,524
Capital assets (note 2)                                               282,068               77,479
--------------------------------------------------------------------------------------------------
                                                                 $  2,894,585          $   580,003
==================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
      Bank indebtedness (note 3)                                 $         --          $   312,322
      Accounts payable and accrued liabilities                        576,449              295,449
      Current portion of long-term debt (note 4)                           --               32,237
--------------------------------------------------------------------------------------------------
                                                                      576,449              640,008

Long-term debt (note 4)                                                    --              265,000

Shareholders' equity (deficiency):
      Capital stock (note 5)                                       12,241,287            6,613,040
      Contributed surplus                                             210,600              210,600
      Deficit                                                     (10,133,751)          (7,148,645)
--------------------------------------------------------------------------------------------------
                                                                    2,318,136            (325,005)
Commitments (note 9)
Subsequent events (note 10)
--------------------------------------------------------------------------------------------------
                                                                 $  2,894,585          $   580,003
==================================================================================================

See accompanying notes to consolidated financial statements.

ISOLATION SYSTEMS LIMITED
CONSOLIDATED STATEMENTS OF EARNINGS AND DEFICIT
(in Canadian dollars)

YEARS ENDED AUGUST 31, 1997 AND 1996

===============================================================================
                                                       1997             1996
-------------------------------------------------------------------------------
Revenue                                           $  1,039,883      $ 1,002,621
Cost of revenues                                       520,901          566,563
-------------------------------------------------------------------------------
                                                       518,982          436,058
Expenses:
  Research and development (note 6)                    731,284          208,478
  General and administration                         1,008,885          526,742
  Selling and marketing                              1,721,775          385,765
  Amortization                                          91,477           22,069
  Interest (income)                                    (49,333)          82,676
-------------------------------------------------------------------------------
                                                     3,504,088        1,225,730
-------------------------------------------------------------------------------

Loss from continuing operations                     (2,985,106)        (789,672)

Discontinued operations (note 7):
  Loss from operations                                      --          (22,626)
  Gain on disposal                                          --          114,425
-------------------------------------------------------------------------------
                                                            --           91,799
-------------------------------------------------------------------------------
Loss for the year                                   (2,985,106)        (697,873)

-------------------------------------------------------------------------------
Deficit, beginning of year                          (7,148,645)      (6,450,772)
-------------------------------------------------------------------------------
Deficit, end of year                              $(10,133,751)     $(7,148,645)
===============================================================================

See accompanying notes to consolidated financial statements.

ISOLATION SYSTEMS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
(in Canadian dollars)

YEARS ENDED AUGUST 31, 1997 AND 1996

===================================================================================================
                                                                       1997                 1996
---------------------------------------------------------------------------------------------------
Cash provided by (used in):

Operations:
      Loss from continuing operations                              $(2,985,106)           $(789,672)
      Item not involving cash:
         Amortization                                                   91,477               22,069
      Change in non-cash operating working capital                    (427,564)             (49,678)
---------------------------------------------------------------------------------------------------
      Cash used in continuing operations                            (3,321,193)            (817,281)

      Income from discontinued operations                                   --               91,799
      Item not involving cash:
         Gain on sale of medical business                                   --             (114,425)
---------------------------------------------------------------------------------------------------
      Cash used in discontinued operations                                  --              (22,626)
---------------------------------------------------------------------------------------------------
                                                                                           (839,907)

Financing:
      Repayment of long-term debt                                     (297,237)             (80,456)
      Proceeds from issuance of common shares                          163,199              431,695
      Proceeds from issuance of special warrants,
         net of issue costs of $572,591                              5,465,048                   --
---------------------------------------------------------------------------------------------------
                                                                     5,331,010              351,239

Investments:

      Proceeds on sale of medical business                                  --              201,750
      Additions to capital assets                                     (296,066)             (46,765)
---------------------------------------------------------------------------------------------------

                                                                      (296,066)             154,985
---------------------------------------------------------------------------------------------------

Increase (decrease) in cash                                          1,713,751             (333,683)
Cash (bank indebtedness), beginning of year                           (312,322)              21,361
---------------------------------------------------------------------------------------------------
Cash (bank indebtedness), end of year                              $ 1,401,429            $(312,322)
===================================================================================================

See accompanying notes to consolidated financial statements.

ISOLATION SYSTEMS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 1997 AND 1996
================================================================================

Isolation Systems Limited (the "Company") is incorporated under the laws of Ontario, Canada, and its principal business is the design, development and manufacture of high performance encryption devices and network security systems.

1.       SIGNIFICANT ACCOUNTING POLICIES:

         (a)      Basis of presentation:

                  These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles. All amounts contained in such consolidated financial statements and accompanying notes are expressed in Canadian dollars unless otherwise noted.

                  These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Isolation Systems, Inc., 512719 Ontario Ltd., and Grenadier Microvisual Inc. All material intercompany transactions and balances have been eliminated.

         (b)      Use of estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (c)      Capital assets:

                  Capital assets are stated at cost less accumulated amortization using the straight-line method. During 1997, the Company changed its amortization rates on office equipment and furnishings from 10% and on research equipment and computers from 20% per annum to the following annual rates:

                  ==============================================================
                  Asset                                                     Rate
                  --------------------------------------------------------------
                  Office equipment and furnishings                           30%

                  Research equipment                                         30%

                  Computers                                                  30%

                  Leasehold improvements              Over the term of the lease
                  ==============================================================

         (d)      Revenue recognition:

                  Revenue is recognized upon shipment of product to customers.

ISOLATION SYSTEMS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

AUGUST 31, 1997 AND 1996
================================================================================

1.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         (e)      Research and development costs:

                  Research expenditures are expensed as incurred. Expenses related to development projects are deferred and capitalized only when they meet the criteria set out under Canadian generally accepted accounting principles. To date, no development costs have been capitalized.

         (f)      Investment tax credits and government assistance:

                  The Company, as a Canadian-controlled private corporation, is entitled to investment tax credits which are earned at a rate of 35% of the first $2,000,000 of eligible current and capital research and development expenditures, and 20% of expenditures in excess of $2,000,000. Investment tax credits earned at the 35% rate are fully refundable to the Company. Investment tax credits earned at the 20% rate are refundable at a rate of 40% of the earned amount, with the balance being available to be applied against future Canadian federal income taxes.

                  The benefit of these investment tax credits is only recognized when the Company has reasonable assurance that the benefit will be realized.

                  The Company uses the cost reduction method in accounting for investment tax credits. Investment tax credits related to the acquisition of assets are deducted from the cost of the related assets with amortization calculated on the net amount. Investment tax credits related to current expenses are included in the determination of net income.

         (g)      Foreign currency translation:

                  The Company translates foreign currency denominated transactions and the financial statements of operationally dependent foreign operations using the temporal method. Monetary assets and liabilities which are denominated in foreign currencies are translated at year-end exchange rates. Non-monetary assets and liabilities are translated at rates in effect on the dates of the transactions. Revenue and expenses are translated at average rates in effect during the year with the exception of amortization which is translated at historic rates. Exchange gains or losses on translation of current monetary items are reflected in income immediately.

         (h)      Inventory:

                  Inventory is recorded at the lower of cost and net realizable value.

ISOLATION SYSTEMS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

AUGUST 31, 1997 AND 1996
================================================================================

1.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         (i)      Financial instruments and concentration of credit risk:

                  Financial instruments consist of cash, accounts receivable, investment tax credits receivable, and accounts payable and accrued liabilities. The Company determines the fair value of its financial instruments based on quoted market values or discounted cash flow analyses. Unless otherwise indicated, the fair value of financial assets and liabilities approximates their recorded amounts.

                  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. Cash consists of deposits with a major commercial bank, the maturities of which are 3 months or less from the date of purchase. The Company performs periodic credit evaluations of the financial condition of its customers and typically does not require collateral from its customers. Allowances are maintained for potential credit losses consistent with the credit risk of specific customers, historical trends and other information, and have been within management's range of expectations.

2.       CAPITAL ASSETS:

                                                             1997
         -----------------------------------------------------------------------
                                                          Accumulated   Net Book
                                                Cost     Amortization     Value
         -----------------------------------------------------------------------
         Office equipment and furnishings     $124,558     $ 39,303     $ 85,255
         Research equipment                    161,785       88,198       73,587
         Computers                             264,874      170,949       93,925
         Leasehold improvements                 34,472        5,171       29,301
         -----------------------------------------------------------------------
                                              $585,689     $303,621     $282,068
         =======================================================================

                                                            1996
         -----------------------------------------------------------------------
                                                          Accumulated   Net Book
                                                Cost     Amortization     Value
         -----------------------------------------------------------------------
         Office equipment and furnishings     $ 20,648     $ 16,712      $ 3,936
         Production machinery and equipment    113,947      108,858        5,089
         Research equipment                     78,973       74,307        4,666
         Computers                             189,997      126,209       63,788
         -----------------------------------------------------------------------
                                              $403,565     $326,086      $77,479
         =======================================================================

ISOLATION SYSTEMS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

AUGUST 31, 1997 AND 1996
================================================================================

3.       BANK INDEBTEDNESS:

         Under the terms of its banking agreement, the Company has a demand revolving line of credit available for a maximum of $200,000 which can be drawn in either Canadian or U.S. dollars. The line of credit is subject to a borrowing formula which limits the credit available based on the level of accounts receivable and investment tax credits receivable, and is secured by way of a general security agreement covering all of the Company's assets. The interest rate on the line of credit is at bank prime rate plus 1% per annum, based on either Canadian or U.S. prime rates, as applicable.

4.       LONG-TERM DEBT:

         =======================================================================
                                                                  1997    1996
         -----------------------------------------------------------------------
         Loan bearing interest at 12 1/2% per annum,              $ --  $ 32,237
           repaid in December 1996

         Loan of $430,000 bearing interest at 12 1/2% per annum.
         In October 1996 the loan was settled by issuing 379,518
         special warrants, each of which is convertible into
         common shares (note 5)                                     --   265,000
         -----------------------------------------------------------------------
                                                                    --   297,237

         Less current portion                                       --    32,237
         -----------------------------------------------------------------------
                                                                  $ --  $265,000
         =======================================================================

         Interest on long-term debt included in interest expense amounts to $8,300 (1996 - $43,000).

5.       CAPITAL STOCK:

         =======================================================================
                                                     1997                1996
         -----------------------------------------------------------------------
         Common shares                           $ 6,776,239          $6,613,040
         Special warrants                          6,037,639                  --
         Share issue costs                          (572,591)                 --
         -----------------------------------------------------------------------
                                                 $12,241,287          $6,613,040
         =======================================================================

ISOLATION SYSTEMS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

AUGUST 31, 1997 AND 1996
================================================================================

5.    CAPITAL STOCK (CONTINUED):

      (a)     Authorized:

              On October 29, 1996, the Articles of the Company were changed to increase the authorized capital stock as follows:

                  Unlimited number of preference shares, issuable in series, ranking prior to the common shares and with such other rights, privileges, restrictions and conditions attaching as may be fixed by the Board of Directors at the time the series is created.

                  Unlimited number of common shares.

      (b)     Issued:

         =======================================================================
                                          1997                        1996
                                ----------------------   -----------------------
                                Number of                 Number of
         Common shares           Shares       Amount       Shares       Amount
         -----------------------------------------------------------------------
         Opening balance       12,597,756   $6,613,040   10,996,928   $6,181,345
         Issued during year       206,582      163,199    1,600,828      431,695
         -----------------------------------------------------------------------
                               12,804,338   $6,776,239   12,597,756   $6,613,040
         =======================================================================

      (c)     Special warrants:

              On October 29, 1996, the Company closed a private placement of special warrants. The Company issued a total of 6,329,114 special warrants for gross proceeds of approximately $5 million. These special warrants are convertible into 6,831,013 common shares using a conversion ratio which is based on the current assets and liabilities of the Company as at August 31, 1996. In addition, 379,519 special warrants, each convertible into one common share, were issued as payment in full of certain long-term debt having a principal balance outstanding of $265,000 and interest owing of approximately $35,000. Costs associated with this issue amounted to $534,231.

              As contemplated in the special warrant offering referred to above, the Company closed a private placement of additional special warrants (the "New Warrants") on February 26, 1997. The Company issued a total of 933,948 New Warrants for gross proceeds of approximately $738,000. Costs associated with this issue amounted to $38,360. These New Warrants are convertible into 1,008,010 common shares using a conversion ratio which is based on the current assets and liabilities of the Company as at August 31, 1996.

              All special warrants and New Warrants were converted into common shares as a condition of the sale of substantially all of the Company's non-cash net assets to Shiva Corporation as described in
              Note 10(b).

ISOLATION SYSTEMS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

AUGUST 31, 1997 AND 1996
================================================================================

5.    CAPITAL STOCK (CONTINUED):

      (c)  Special warrants (continued):

           The special warrants and New Warrants are convertible into common shares once a receipt is issued by the Ontario Securities Commission for the final prospectus to qualify the distribution on the common shares to be issued on the exercise of the special warrants and New Warrants.

      (d)  Stock options:

           The Company has established a stock option plan under which the maximum number of common shares for which options may be granted shall not exceed 2,345,000 shares.

           During the period from September 1, 1995 to August 31, 1997, the Company had the following stock option transactions:

           ====================================================================
                                               Expiry    Exercise     Number of
                                                Date      Price        Options
           --------------------------------------------------------------------
           Balance as at August 31, 1995                                     --

           Options granted:

             Employees                          2003       0.27         245,000

             Director                           2000       0.27          50,000
           --------------------------------------------------------------------
           Balance as at August 31, 1996                                295,000

           Options granted:

             Senior officers                    2003       0.79       1,329,300

             Employees                          2004       0.79         358,000

           Options expired on termination:

             Senior officers                    2003       0.79        (250,000)

             Employees                          2003       0.27          (5,000)

           --------------------------------------------------------------------
           Balance as at August 31, 1997                              1,727,300
           ====================================================================

ISOLATION SYSTEMS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

AUGUST 31, 1997 AND 1996
================================================================================

5.    CAPITAL STOCK (CONTINUED):

      (d)  Stock options (continued):

           As at August 31, 1997, the Company has the following outstanding stock options to directors and employees:

           =====================================================================
                                               Vesting     Exercise    Number of
                              Expiry Date    Privileges      Price      Options
           ---------------------------------------------------------------------
           Employees             2003       Over 3 years     $0.27       240,000
           Director              2000       Immediate         0.27        50,000
           Senior officers       2003       Over 3 years      0.79     1,079,300
           Employees             2004       Over 4 years      0.79       358,000
           ---------------------------------------------------------------------
                                                                       1,727,300
           =====================================================================

      (e)  Shareholder warrants:

           The Company granted to shareholders of record on October 29, 1996, warrants to purchase an aggregate of 1,000,000 common shares at an exercise price of $0.79 per share ("Shareholder Warrants"). The Shareholder Warrants are exercisable immediately, non-transferable and expire no later than October 29, 1998. As of August 31, 1997, all Shareholder Warrants remain outstanding.

6.    RESEARCH AND DEVELOPMENT:

      =========================================================================
                                                          1997           1996
      -------------------------------------------------------------------------
      Gross research and development expenditures     $1,013,679      $ 462,963

      Investment tax credits                            (282,395)      (254,485)
      -------------------------------------------------------------------------
                                                      $  731,284      $ 208,478
      =========================================================================


ISOLATION SYSTEMS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

AUGUST 31, 1997 AND 1996
================================================================================

7.    DISCONTINUED OPERATIONS:

      On August 31, 1995, the Company adopted a formal plan to dispose of the assets and business operations of its medical business and completed its sale on October 27, 1995. To October 27, 1995, the Company recorded loss of operations of $22,626 in respect of the medical business.

      The net proceeds on the sale of the medical business were $201,750 (U.S. $150,000) resulting in a gain on disposition of $114,425.

8.    INCOME TAXES:

      The Company has losses of approximately $3,266,000 available to reduce future Canadian taxable income. These losses expire as follows:

      ==========================================================================
      2002                                                            $  321,000

      2003                                                               970,000

      2004                                                             1,975,000
      ==========================================================================

      Capital losses of approximately $26,000, which may be carried forward indefinitely, are available to reduce capital gains in future years.

      In addition, the Company has accumulated research and development expenditures of $3,130,000 (1996 - $2,429,000) available to be applied against future taxable income.

9.    COMMITMENTS:

      The Company lease office space and equipment under operating leases. Future minimum lease payments by fiscal year are as follows:

      ==========================================================================
      Year ending August 31
      1998                                                              $196,900

      1999                                                               191,700

      2000                                                               190,700

      2001                                                               188,000

      2002                                                               125,300
      --------------------------------------------------------------------------
                                                                        $892,600
      ==========================================================================

ISOLATION SYSTEMS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

AUGUST 31, 1997 AND 1996
================================================================================

10.   SUBSEQUENT EVENTS:

      (a) On December 18, 1997, the Company completed a private placement of special warrants whereby 6,000,000 special warrants were issued for gross proceeds of $7,500,000. Each special warrant was converted into one common share as a condition of the sale of substantially all of the Company's non-cash net assets to Shiva Corporation as described in
          Note 10(b).
      (b) On March 26, 1998, the Company sold substantially all of its non-cash assets to Shiva Corporation for which approximately US $37 million of which US $1,476,000 will be held in escrow until March, 1999. As a result of this sale, the Company has discontinued operations and will have cash on hand of approximately $63.5 million if holders of all of the Company's outstanding options and shareholder warrants exercise such options or warrants, the investment tax credit receivable by the Company is collected and all funds held in escrow pursuant to the Shiva sale transaction are released.

                                SHIVA CORPORATION
                            ISOLATION SYSTEMS LIMITED

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 3, 1998

                                   (UNAUDITED)

         The following pro forma condensed statement of operations gives effect to the acquisition of substantially all the assets and liabilities of Isolation Systems Limited ("Isolation") by Shiva Corporation (the "Company"). This pro forma condensed statement of operations combines the audited statement of operations of the Company with the unaudited statement of operations of Isolation for the year ended January 3, 1998 and assumes the transaction was accounted for as a purchase and effective on December 28, 1996. The pro forma data reflect the acquisition of Isolation by the Company for approximately $39,724,000 in cash. The pro forma data do not purport to be indicative of the statement of operations that would actually have been reported if the acquisition had been effected at December 28, 1996 or which may be reported in the future. The pro forma data do not reflect any other adjustments which might be realized from the combination of the entities. This pro forma condensed statement of operations should be read in conjunction with the accompanying notes, the respective historical consolidated financial statements and related notes of the Company.

                          UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                       TWELVE MONTHS ENDED JANUARY 3, 1998

                                                         HISTORICAL                            PRO FORMA
                                                 -------------------------              ------------------------
                                                   Shiva         Isolation    Notes     Adjustments     Combined
                                                 --------        ---------    -----     -----------     --------

Product and other revenues                       $126,757         $ 1,574                 $     -       $128,331
Royalty revenues                                   17,572               -                       -         17,572
                                                 --------         -------                 -------       --------
     Total revenues                               144,329           1,574                       -        145,903
Cost of revenues                                   71,416             668      (1)            767         72,851
                                                 --------         -------                 -------       --------
Gross profit                                       72,913             906                    (767)        73,052
Operating expenses:
     Research and development                      25,545             889                       -         26,434
     Selling, general and administrative           72,903           2,884      (2)            727         76,514
                                                 --------         -------                 -------       --------
     Total operating expenses                      98,448           3,773                     727        102,948
                                                 --------         -------                 -------       --------
Loss from operations                              (25,535)         (2,867)                 (1,494)       (29,869)
                                                 --------         -------                 -------       --------
Interest income                                     4,003              54      (3)         (1,569)         2,488
Interest and other expense                           (481)              -                       -           (481)
                                                 --------         -------                 -------       --------
Loss before income taxes                          (22,013)         (2,813)                 (3,063)       (27,889)
Income tax benefit                                 (8,366)           (195)     (4)         (2,037)       (10,598)
                                                 --------         -------                 -------       --------
Net loss                                         $(13,647)        $(2,618)                $(1,026)      $(17,291)
                                                 ========         =======                 =======       ========
Net loss per share-basic and diluted              $ (0.47)                                              $  (0.59)
                                                  =======                                               ========
Shares used in computing net loss
     per share - basic and diluted                 29,266                                                 29,266
                                                 ========                                               ========


(1) Represents amortization of developed technology and assembled workforce on a straight-line basis over their estimated useful lives of three years.
(2) Represents amortization of goodwill on a straight-line basis over the estimated useful live of three years.
(3) Represents lost interest income on funds used for acquisition of Isolation Systems.
(4)  Reflects increased tax benefit related to foregoing adjustments.